United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2013

Bnc bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of BNC Bancorp (the “Company”) granted service-based restricted stock awards (the “Awards”) to Richard D. Callicutt, II the Company’s Executive Vice President and Chief Operating Officer, and to David B. Spencer, the Company’s Executive Vice President and Chief Financial Officer, in connection with the promotions announced by the Company on April 12, 2013 and the Company’s succession planning process. On April 12, 2013, the Company announced the planned retirement of W. Swope Montgomery, Jr., the current Chief Executive Officer and President of the Company, effective June 11, 2013 and the promotion of Mr. Callicutt to Chief Executive Officer and President and the promotion of Mr. Spencer to Senior Executive Vice President and Chief Financial Officer. The Awards were made in recognition of the new responsibilities both executives are undertaking and also in consideration of the expected changes in their new employment agreements where certain change in control benefits are expected to be reduced. The Awards are also part of a new compensation program (including new employment agreements) that the Committee expects to have finalized on or before the effective date of the promotions.

Under the Award granted to Mr. Callicutt, he is entitled to receive 100,000 shares of the Company’s common stock for no purchase price. The Award is subject to the terms and conditions described in the restricted stock award agreement (the “Award Agreement”) between the Company and Mr. Callicutt. Specifically, the Award Agreement provides that the Award vests over four years with 25% of the shares earned upon each of April 29, 2014, April 29, 2015, April 29, 2016 and April 29, 2017. When vested, the Award shares will not be transferable by Mr. Callicutt unless and until he is no longer employed with the Company, his duties, responsibilities and role with the Company is diminished or he dies or becomes disabled. The Award shares are transferable by Mr. Callicutt to satisfy tax obligations related to the Award. The entire Award is forfeited if Mr. Callicutt does not enter into an employment agreement with the Company on or before July 1, 2013.

Under the Award granted to Mr. Spencer, he is entitled to receive 80,000 shares of the Company’s common stock for no purchase price. The Award is subject to the same terms and conditions as described above for Mr. Callicutt.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2013

BNC BANCORP

By:	/s/ David B. Spencer
Name:	David B. Spencer
Its:	Executive Vice President & Chief Financial Officer

3